Exhibit (j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Definitions” and “Independent Registered Public Accounting Firm, Reports to Shareholders and Financial Statements” in the Statement of Additional Information, each dated November 5, 2024, and each included in the Post-Effective Amendment No. 513 to the Registration Statement (Form N-1A No. 333-170122) of DBX ETF Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated October 24, 2024 with respect to the financial statements and financial highlights of Xtrackers MSCI Emerging Markets ESG Leaders Equity ETF (repurposed: Xtrackers MSCI Emerging Markets Climate Selection ETF) (one of the funds constituting DBX ETF Trust) included in the Certified Shareholder Report of Registered Management Investment Companies (Form N-CSR) for the year ended August 31, 2024, into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

New York, New York

November 4, 2024